BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

CODE OF ETHICS

INTRODUCTION

Barrow, Hanley, Mewhinney & Strauss, LLC (the “Firm” or “BHMS”) has adopted this Code of Ethics ("Code") in its current form in compliance with the requirements of Sections 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act") and Section 17(j) of the Investment Company Act of 1940, and this Code was last amended on December 31, 2017. The Code requires the Firm’s Access Persons to comply with the federal securities laws, sets standards of business conduct required of the Firm’s supervised persons and addresses conflicts that arise from personal transactions and other activity by Access Persons. The policies and procedures outlined in the Code are intended to promote compliance with fiduciary standards by the Firm and its Access Persons. As a fiduciary, the Firm and its employees: (i) have the responsibility to render professional, continuous and unbiased investment advice, (ii) owe its clients a duty of honesty, good faith and fair dealing, (iii) must act at all times in the best interests of clients, and (iv) must avoid or disclose conflicts of interest.

A.	BHMS’ Code of Ethics is designed to:
	1.	Set standards for ethical conduct based on the fundamental principles of openness, integrity, honesty and trust;
	2.	Protect the Firm’s clients by deterring misconduct;
	3.	Educate its employees regarding the Firm’s expectations and the laws governing their conduct;
	4.	Remind employees that they are in a position of trust and must act with complete propriety at all times;
	5.	Protect the reputation of the Firm;
	6.	Guard against violations of the securities laws;
	7.	Establish procedures for employees to monitor the Firm’s business and uphold its ethical principles; and
	8.	Discourage excessive risk-taking in a Person’s personal investment or in a client’s account.

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B.	The Code of Ethics is based upon the principle that the directors, officers and employees of the
	Firm	owe a fiduciary duty to the clients of the Firm to conduct their affairs, including their personal
	transactions,	in such a manner as to avoid:
	1.	Serving their own personal interests ahead of clients;
	2.	Taking inappropriate advantage of their position with the Firm;
	3.	Actual or potential conflicts of interest; or
	4.	Abuse of their position of trust and responsibility.
C.	As a fiduciary, employees should avoid conflicts of interest where possible. Unavoidable conflicts
	must	be reported as required by this Code.
D.	This fiduciary duty includes the duty of the Chief Compliance Officer (“CCO”) of the Firm to
	maintain,	monitor and enforce the Code, periodically review and amend the Code, report material
	violations	of this Code to the Firm’s Board of Managers and any client, as required.
E.	The Code contains requirements that are necessary to prevent Access Persons from violating the
	Firm’s	standards and procedures that have been designed to prevent violations of the Code. Each
	Access	Person at the commencement of their employment must certify, by their signature on
	Exhibit	A, their understanding of the Code’s requirements and their acknowledgement to abide by
	all	of the Code’s provisions. Each Access Person must re-certify their understanding and
	acknowledgement	of the Code annually, and any time the Code is amended.

DEFINITIONS

The following terms are used throughout this Code and are defined here to describe and explain their use and purpose for the Code’s provisions and prohibitions.

A.	"Access Person” means supervised persons of the Firm including any director, officer, general partner, Advisory Person, Investment Personnel, Portfolio Manager, or employee of the Firm. The CCO may, in her discretion, designate other individuals (e.g. consultants, interns and temporary employees) that have access to client information as Access Persons of the Firm. The CCO may exempt certain Access Person(s) that are subject to another code of ethics that has been approved by the CCO from certain provisions of this Code.
B.	"Advisory Person” means any person in a Control relationship to the Firm who obtains information concerning recommendations made to the Firm with regard to the purchase or sale of a security by the Firm.

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C.	“Affiliate” or “Affiliated Company” means a company which is an affiliate of the Firm through the OM Asset Management plc (“OMAM”) relationship.
D.	“Beneficial Ownership” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect beneficial interest in a Reportable Security.
E.	“Black-out Period” means the time period designated by the CCO whereby an Access Person and Family Member must not trade a Reportable Security, see Trading Restrictions for Access Persons, Section D, page 12.
F.	“Business Entertainment” means an Access Person’s participation in lunches, dinners, cocktail parties, sporting activities or similar business gatherings conducted for business purposes. Business Entertainment is not a Gift.
G.	"Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.
Any Person or entity who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company shall generally be presumed to control such company. Any Person who does not own more than 25% of the voting securities of any company shall be presumed not to control such company.
H.	“Covered Associate” means any general partner, managing member or executive officer, or other individual with a similar status or function, any employee who solicits a government entity for the investment adviser and any person who supervises, directly or indirectly, such employee.
I.	“Direct Beneficial Interest” means a Person has a direct interest as an owner of something, or receives a direct benefit from an investment in a Reportable Security. A direct benefit may derive from, among other things, something owned by a Person’s spouse or partner, or Family Trust.
J.	“Family Member” means an Access Person’s spouse, domestic partner, minor children, and relatives by blood or marriage living in the same household as the Access Person.
K.	“Gift” means cash or any item of value.
L.	“Government Entity” means any state or local government agency, authority or instrumentality of a state or local government; any pool of assets sponsored by a state or local government (i.e. defined benefit pension plan, separate account or general fund); and any participant-directed government plan.
M.	“Indirect Beneficial Interest” means a Person, who is not an owner, receives an indirect benefit from an investment in a Reportable Security. An Indirect Beneficial Interest may be derived from
any	number of sources.

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N.	"Investment Personnel" means: (i) any Portfolio Manager of the Firm and (ii) securities research
	Analysts,	Traders, Client Portfolio Managers, and other personnel who provide information and
	advice	to the Portfolio Manager, or who help execute the Portfolio Manager's decisions.
O.	“Managed Fund” means any Reportable Fund for which the Firm serves as an Investment Adviser
	or	Sub-Adviser. A list of Managed Funds is attached as Exhibit F, and is available on PTA, or from
	the	Compliance Department.
P.	“Person” means any Person or a company.
Q.	“Political Action Committee” or “PAC” means an organization whose purpose is to solicit and
	make	Political Contributions.
R.	“Political Contribution” means any Gift, subscription, loan, advance, or deposit of money (such
	as	gift certificates or merchandise), or anything of value made to a candidate or PAC for:
	1.	The purpose of influencing any election,
	2.	The payment of debt incurred in connection with any such election,
	3.	Transition or inaugural expenses of the successful candidate for office,
	4.	Coordinating contributions through bundling or facilitating the contributions of other persons or PACs.
	Examples	of contributions include, (i) the cost of attending fundraising events, (ii) payments to
	bond	ballot campaigns, (iii) expenses incurred in connection with fundraising, or (iv) expenses
	incurred	from other volunteer activities (e.g., hosting a reception).
S.	“Political Fundraising Activities” include, but are not limited to, the following activities on behalf
	of	a state or local candidate or official:
	1.	Coordinating contributions (generally, bundling, pooling, or otherwise facilitating the contributions made by other persons, including hosting events),
	2.	Soliciting contributions (generally, communicating, directly or indirectly, for the purpose of obtaining or arranging a Political Contribution), or
	3.	Directing fundraising efforts.
T.	“Portfolio Directional Trade” means a trade directed by a Portfolio Manager intended to increase
	or	decrease a security’s investment weighting in a client’s account. This is a separate type of trade
	from	a trade required to satisfy a client’s cash-flow request.

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U.	"Portfolio Manager" means an employee of the Firm entrusted with the direct responsibility and
	authority	to make investment decisions in a client’s account.
V.	“Reportable Account” means any account maintained with a bank, broker or other entity in which
	an	Access Person or Family Member owns Reportable Securities or has the ability to transact in
	Reportable	Securities, or has discretion over trading Reportable Securities on behalf of another.
W.	“Reportable Fund” means any unregistered fund and any fund registered under the Investment
	Company	Act where the Firm or an Affiliated Company acts as the investment adviser, sub-adviser
	or	principal underwriter for the fund.
X.	"Reportable Security" means a Security required to be reported under this Code and is subject to
	the	requirements of this Code and includes any note, stock, treasury stock, corporate or municipal
	bond,	foreign government bond, debenture, exchange-traded fund (ETF), evidence of indebtedness,
	certificate	of interest or participation in any profit-sharing agreement, collateral-trust certificate,
	pre-organization	certificate or subscription, transferable share, investment contract, voting-trust
	certificate,	certificate of deposit for a security, fractional undivided interest in oil, gas, or other
	mineral	rights, any put, call, straddle, option, future, swap, convertible, or privilege on any security,
	group	or index of Reportable Securities, on a national securities exchange relating to foreign
	currency,	or crypto-currency, or, in general, any interest or instrument commonly known as a
	security,	or instrument for trading speculation, or any certificate of interest or participation in,
	temporary	or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or
	purchase,	any of the foregoing, Reportable Fund, Managed Fund, limited offering, bank loan for
	the	purpose of investing, private placement or hedge fund. Reportable Security does not mean:
	direct	obligations of the Government of the United States, high quality short-term debt instruments,
	bankers'	acceptances, bank certificates of deposit, commercial paper, repurchase agreements,
	shares	issued by mutual funds that are not Reportable Funds.
Y.	“Solicit a Government Entity for Investment Advisory Services” means a direct or indirect
	communication	with a state or local Government Entity for the purpose of obtaining or retaining
	investment	advisory services business including, but not limited to, the following:
	1.	Leading, participating in or merely being present at a sales/solicitation meeting with a state or local Government Entity, such as a government pension plan or general fund;
	2.	Otherwise holding oneself out as part of the BHMS’ sales/solicitation effort with a state or local Government Entity;
	3.	Signing a submission to an RFP in connection with BHMS’ business;
	4.	Making introductions between government officials and BHMS.
Z.	“State or Local Official(s)” means any person, including any election committee for such person,
	who	was, at the time of a Political Contribution, an official, incumbent, candidate, or successful

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candidate for elective office of a state or local government, including, but not limited to, any state or local agency, authority, or instrumentality, limited exceptions may apply depending on the nature of the office, as identified by the Firm’s Chief Compliance Officer.

POLICY FOR POSSESSION OF MATERIAL NON-PUBLIC INFORMATION (MNPI)

The Firm's Policy for possession of material non-public information applies to every Person subject to this Code, including Access Persons and their Family Members, and extends to his/her activities within and outside of his/her duties at the Firm. Any questions regarding this policy and procedures should be referred to the Firm’s Chief Compliance Officer.

A.	In compliance with Section 204A of the Advisers Act, the Firm forbids any officer, director, Access
	Person	or Family Member, from trading, either personally, on behalf of clients, or others, including
	accounts	managed by the Firm, on material non-public information, or communicating material
	non-public	information to others in violation of the law, frequently referred to as "insider trading”.
B.	The term “material non-public information” means information that is material to a company, a
	government	policy, or other regulatory entity or policy that is not known to the public and is
	material	to the value of such company, or related industry, and if made public would affect the
	value	of such company’s shares, or impact the investment market(s), and investments of a Person,
	or	client.
C.	The term "insider trading" is not defined in the federal securities laws, but generally is used to refer
	to	the use of material non-public information to trade in Securities (whether or not one is an
	"insider"),	or to communicate material non-public information to others. The term “insider
	information”	includes non-public facts about a publicly traded company that may be used to a
	Person’s	financial advantage when trading shares of the Company, and includes information about
	the	firm’s securities recommendation(s), and client holdings and transactions. While the law
	concerning	insider trading is not static, it is generally understood that the law prohibits:
	1.	Trading by an insider, while in possession of material non-public information; or
	2.	Trading by a non-insider, while in possession of material non-public information, whether the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential, or was misappropriated; or
	3.	Communicating material non-public information to others in a breach of fiduciary duty, or for another’s intent to trade on the information.
D.	Information is material if or when there is a substantial likelihood that a reasonable investor would
	consider	it important in making his/her investment decisions(s), or information that is reasonably
	certain	to have a substantial effect on the price of a company's securities (shares or bonds) whether
	it	is determined factual or spreading a rumor. Information that a Person subject to this Code should

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	consider	material includes, but is not limited to: dividend changes, earnings estimates, changes in
	previously	released earnings estimates, significant merger or acquisition proposals or agreements,
	major	litigation, debt service and liquidation problems, extraordinary management developments,
	write-downs	or write-offs of assets, additions to reserves for bad debts, new product/services
	announcements,	criminal, civil and government investigations and indictments. Material
	information	does not have to relate to a company’s business. For example, material information
	about	the contents of any upcoming press release, media column, or blog that may affect the price
	of	a security, and therefore may be considered material. Disclosure of a mutual fund client’s trades
	or	holdings, or any client’s holdings that are not publicly available, may be considered material
	information	and must be kept confidential. All employees of BHMS are subject to this Policy and
	to	the Duty of Confidentiality of this Code.
E.	Information is non-public until it has been effectively communicated to the marketplace. A Person
	must	be able to point to some fact to show that the information is generally public. For example,
	information	found in a report filed with the SEC, or appearing in the media, internet, or other
	publications	of general circulation would be considered public. A Person should be particularly
	careful	with information received from client contacts at public companies, or received through
	their	position with BHMS.
F.	Each Person must consider the following before trading for themselves or others in the Reportable
	Securities	of a company about which that Person has potential inside information:
	1.	Is the information material? Is this information that an investor would consider important in making his/her investment decisions? Is this information that would affect the market price of the Reportable Securities if generally disclosed?
	2.	Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace?
G.	The role of the Firm’s Chief Compliance Officer is critical to the implementation and maintenance
	of	the Firm's policy and procedures against insider trading. If, after consideration of the above, a
	Person	believes that the information is material and non-public, or if a Person has questions as to
	whether	the information is material and non-public, that Person should take the following steps:
	1.	Report the matter immediately to the Firm’s Chief Compliance Officer or an Executive Director. After the CCO or Executive Director has reviewed the issue, a determination will be made as to trading or restricting the security, and the employee will be instructed to continue the prohibition against communication, or will be allowed to trade and communicate the information.
	2.	Do not purchase or sell the securities on behalf of him/herself or others. The Firm may determine to restrict trading in the security for Access Persons, for the clients’ portfolios or both.

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	3.	Do not communicate the information to anyone inside or outside the Firm, other than to the Firm’s Chief Compliance Officer or an Executive Director as required under this Policy.
H.	The Chief Compliance Officer or an Executive Director may communicate potential insider
	information	to outside counsel and compliance/legal personnel at OMAM, the Firm’s parent
	company,	for consultative purposes. In addition, care should be taken so that such information is
	secure.	For example, files containing material non-public information should be sealed; access to
	computer	files containing material non-public information should be restricted. The Chief
	Compliance	Officer will review and appropriately document each circumstance where the
	possibility	of insider information has been reported. Further actions to restrict trading in the
	security,	to release a restriction against trading, or to limit trading, are based on the facts and
	circumstances	of the information.

DUTY OF CONFIDENTIALITY

Any Person subject to this Code must keep confidential at all times any non-public information they may obtain in the course of their employment at the Firm. This information includes but is not limited to:

A.	Information about a client’s account, including account holdings, recent or pending securities transactions, and investment recommendations or activities of the Portfolio Managers and Analysts for clients’ accounts;
B.	Information about the Firm’s clients and prospective clients’ investments and account transactions;
C.	Information about the Firm’s personnel, including private personally identifiable information (PII), pay, salary, bonus, equity interest, benefits, position level, performance rating, or discipline history among other things; and
D.	Information about the Firm’s financial information, business activities, including new investment strategies, services, products, technologies, business initiatives, client gains/losses, and negotiated fee details.

The Firm’s personnel have the highest fiduciary obligation to keep confidential and not reveal confidential OMAM information to any party that does not have a clear and compelling need to know such information, and to safeguard all confidential information about the Firm and its clients. Our Privacy Policy for safeguarding clients’ personal information and account information is provided in the Firm’s Privacy Policy in the Compliance Policies & Procedures. The information for data security and systems are provided in the Firm’s IT Security Policies & Procedures.

Nothing in this Code precludes any Access Person from contacting, filing a complaint with, providing information to, or cooperating with an investigation conducted by the U.S. Securities and Exchange Commission or any other governmental agency.

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PROCEDURES FOR ACCESS PERSONS

In an effort to comply with federal securities regulations and the high standards BHMS has set to avoid potential conflicts of interest, the following procedures have been adopted:

Who Must Comply with these Procedures?

All employees of BHMS and their Family Members are subject to, and must comply with, the requirements of this Code. (In general, you must report all securities-related accounts for yourself and household members, see “Personal Trading Procedures for Access Persons and Family Members” below.) In addition to employees, under certain circumstances, other individuals who work with BHMS may also be required to comply with this Code (e.g. interns, temporary workers and consultants). BHMS Compliance will notify such individuals when, and if, they are required to comply.

A.	General Procedures for Access Persons. As defined by this Code, all employees of the Firm are
	identified	as Access Persons and are subject to the following restrictions:
	1.	Prohibition on Accepting and Giving Gifts of More than de Minimis Value. Access
		Persons	are prohibited from accepting or giving any Gift(s) of more than de minimis value
		under	this Code from/to any Person or entity/organization when the Gifts are in relation to
		the	conduct of the Firm’s business without pre-approval of the Chief Compliance Officer.
		Gifts	must be reported monthly, or at the time a gift is accepted or given, through the PTA
		System,	or the Gift and Entertainment Form available on the Firm’s shared file network at
		S:\BHMS_Shared\Compliance\Forms\Form	– G&E and Political Contributions 2017.xlsx.
		Questions	about this gift policy should be directed to the Chief Compliance Officer. A Gift
		does	not include Business Entertainment.
		a.	The de minimis amount for accepting a gift is $100 (in total) per Person and is considered to be the annual receipt of Gifts from the same source valued at up to $100;
		b.	The de minimis amount for gift giving by the Firm or its employees is $250 (in total) per Person, and is considered to be the annual giving of Gifts to the same Person valued at up to $250;
		c.	ERISA and Taft Hartley regulations have specific limitations for Gifts and Entertainment and reporting requirements when Gifts are given. The Chief Compliance Officer should be notified when giving a gift to an ERISA or Taft Hartley client to ensure proper reporting.
	2.	Reporting Business Entertainment. Access Persons, whether provider or recipient, must
		report	Business Entertainment activity monthly, or at the time it occurs. Extravagant or
		excessive	entertainment is prohibited. Questions about what may be considered extravagant
		or	excessive should be directed to the Chief Compliance Officer or Executive Directors. Any

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exceptions to this policy must be approved by the Firm’s Chief Compliance Officer. Business Entertainment can be reported using the PTA System or the Gift and Entertainment Form available on the Firm’s share file network at S:\BHMS_Shared\Compliance\Forms\Form – G&E and Political Contributions 2017.xlsx.
	3.	Prohibition on Service as a Director or Public Official. Due to the obvious conflict of interest, Access Persons, including Investment Personnel, are prohibited from serving on the board of directors of any publicly traded company, or any for-profit company, without prior authorization of the Firm’s Chief Compliance Officer. Any such authorization shall be based upon a determination that the board service would be consistent with and not detract from the interests of the Firm's clients. Authorization of board service shall be subject to a review of such service and implementation of procedures to identify and isolate such a Person from making decisions about investments or trading in that company's securities, or advising about investing the company’s assets and adequate disclosure of any conflicts of interest must be provided in the Firm’s Form ADV, and other documentation.
B.	Personal Trading Procedures for Access Persons and Family Members. The policies of this
	Code	apply to all employees of the Firm identified as Access Persons and the procedures extend to
	accounts	of which the Access Person is the beneficial owner, or accounts in which he/she has any
	financial	interest, or ability to exercise control or influence over its investments or trading. The
	procedures	also extend to any account belonging to immediate Family Members (including any
	relative	by blood or marriage) living in the Access Person’s household or dependent on the Access
	Person	for financial support. Thus, a Person subject to this Code is required to abide by the following procedures:
	1.	Prohibition on Initial Public Offerings. Persons subject to this Code are prohibited from acquiring securities in an initial public offering (IPO) or secondary offerings.
	2.	Prohibition on Private Placements. Persons subject to this Code are prohibited from acquiring securities in a private placement without prior approval from the Firm’s Chief Compliance Officer. In the event that an Access Person receives approval to purchase securities in a private placement, the Access Person must disclose that investment if/when the company intends to offer shares to the public in an IPO and/or if he/she plays any part in the Firm’s later consideration of an investment in the issuer.
	3.	Prohibition on purchasing Old Mutual securities. Persons subject to this Code are prohibited from acquiring securities issued by the Firm’s parent company OM Asset Management plc (OMAM), or any publicly traded securities of other related or Affiliated Company(s) in their own account or in a client’s account.
	4.	Restriction on Options, Swaps, Futures or Derivatives. Persons subject to this Code are restricted from purchasing or selling any option, swap, future, or derivative on any Security.

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	5.	Prohibition on Short-selling. Persons subject to this Code are prohibited from selling any Security that the Access Person does not own, or otherwise engaging in “short-selling” activities.
	6.	Prohibition on Short-term Trading Profits. Persons subject to this Code are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or related) Reportable Securities within 60 calendar days. Profits realized on such short-term trades are generally subject to disgorgement, as determined by the Firm’s Chief Compliance Officer.
	7.	Prohibition on Short-term Trading of Managed Funds. Persons subject to this Code are prohibited from short-term trading of any Managed Fund shares. For the purpose of this Code, short-term trading is defined as a purchase and redemption/sell of a Managed Fund’s shares within 30 calendar days. This prohibition does not cover purchases and redemptions/sales: (i) into or out of money market funds or short term bond funds; (ii) purchases effected on a regular periodic basis by automated means, such as 401(k) purchases, or Voluntary Deferral Plan “VDP” contributions.
C.	Political Contribution and Charitable Contribution Procedures for Access Persons and Family
	Members.	Employees of BHMS are prohibited from making Political Contributions in the name of
	the	Firm. As defined by this Code, all employees of the Firm are identified as Access Persons and are
	subject	to the following restrictions:
	1.	Personal Political Contributions to Candidates for state or local office are limited to $350 where the Access Person or their Family Member is Eligible to Vote for such candidate. Contributions to candidates for state or local office are limited to $150 where the Access Person or their Family Member is not entitled to vote for such candidate.
	2.	Pre-clearance of Personal Political Contributions and Fundraising Activities. All Access Persons and their Family Members must obtain approval in advance from the Chief Compliance Officer before: (i) making any Political Contribution to any state, or local candidate, or official running for state or local office, or candidate for a federal office who is currently a State or Local Official, and, (ii) participating in any Political Fundraising Activities. Political Contributions and Political Fundraising Activity will be approved on a case-by-case basis. Pre-clearance should be obtained prior to making a Political Contribution or participating in a Political Fundraising Activity by completing and submitting a Personal Political Contribution Pre-clearance Form for fundraising activity in the PTA system or Exhibit E. The Chief Compliance Officer will review each request to determine whether the Political Contribution or Political Fundraising Activity is permitted under applicable law and is consistent with this policy.
	3.	Prohibition on Certain Political or Charitable Contributions. Access Persons may not make Political Contributions in the name of the Firm, or personally, for the purpose of obtaining or retaining advisory contracts with government entities, clients, or for any other

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business-related purpose. Access Persons also may not consider any of the Firm’s current or anticipated business relationships as a factor in soliciting or making Political or charitable Contributions. Charitable contributions may be made as part of the Firm’s formal charitable efforts and not for the purpose of obtaining or retaining advisory contracts with government entities or others, and must be made in the name of the Firm payable directly to the tax-exempt charitable organization.
	4.	Indirect Action by an Access Person. Access Persons are prohibited from doing anything indirectly that, if done directly, would result in a violation of applicable law or this policy.
For example, it is a violation of this policy for an Access Person to direct someone on their behalf to make a Political Contribution in excess of applicable limits.
D.	Trading Restriction for Access Persons and Family Members on the Same Day as a Portfolio
	Directional	Trade. Access Persons and Family Members are generally prohibited from purchasing
	or	selling any Reportable Security on the same day the Firm executes a Portfolio Directional Trade
	in	that same security for a client account. Reasonable exceptions may be granted by the Chief
	Compliance	Officer when the trade does not appear to affect or harm any client.

EXEMPTED TRANSACTIONS

Certain prohibitions or Restrictions for Access Persons and Family Members in Sections B. and D. above, do not apply to:

A.	Purchases or sales of a Reportable Security made on the same day that a cash flow trade is executed in that same security for a client account, as authorized by the Firm’s Chief Compliance Officer.
B.	Purchases which are part of an automatic dividend reinvestment plan, or an automatic investment plan, or 401(k) purchases, or VDP contributions; and
C.	Purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its Reportable Securities, to the extent such rights were acquired from such issuer; or sales of such rights so acquired, or sales occurring simultaneously with the exercise of such rights.
D.	Purchases and sales in shares of unaffiliated mutual funds, or ETFs. ETF holdings must be reported annually and transactions must be reported quarterly; however, generally they do not require pre- clearance and are exempt from the Prohibition on Short-term Trading Profits.
E.	In addition to the above exemptions, the Chief Compliance Officer may make exceptions to the restrictions imposed upon persons subject to the Code on a case-by-case basis, as deemed appropriate by the Chief Compliance Officer, and which appear upon inquiry and investigation to present no reasonable likelihood of harm to any client.

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COMPLIANCE PROCEDURES

A.	FIS Protegent PTA System. Access Persons should use the FIS Protegent PTA (“PTA”) system
	for	general reporting requirements under this Code. Certain transactions may require written pre-
	clearance	and reporting on Reports identified as Code Exhibits A, B, C, D or E, and these forms
	may	be obtained from the Compliance Department.
B.	Records of Reportable Securities Transactions. Access Persons must notify the Firm’s Chief
	Compliance	Officer if they or a Family Member have opened a Reportable Account during the
	quarter.	Access Persons must direct their brokers to provide the Firm’s Chief Compliance Officer
	with	duplicate brokerage confirmations of their Reportable Securities transactions and duplicate
	statements	of their Reportable Account(s).
C.	Pre-clearance of Reportable Securities Transactions. Access Persons and Family Members
	must	receive prior approval from the Firm’s Chief Compliance Officer, before purchasing or selling
	Reportable	Securities. Exclusions to this are:
	1.	Managed Funds in the Firm’s 401K Plan or VDP Plan,
	2.	Exchange Traded Funds (ETFs);
	3.	Purchases and sales over which a Person subject to the Code has no direct or indirect influence or control, such as automatic investments in 401K or VDP accounts, Family Trust Funds, or other accounts;
	4.	Purchases or sales pursuant to an automatic investment plan;
	5.	Purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired or sales occurring simultaneously with the exercise of such rights, acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations, or distributions generally applicable to all holders of the same class of securities;
D.	Open end investment company shares other than Managed Funds. This Code provides a
	limited	exception on Reportable Securities from pre-clearance and short-term trading profit
	requirements;	securities under this exception include ETFs. (Reportable Funds must be held 30 days).
E.	Pre-clearance for Reportable Securities is valid for that trading day. Personal Reportable
	Securities	transactions should be pre-cleared using the PTA system or Exhibit D, Personal
	Reportable	Securities Transaction(s) Pre-clearance Form. The Chief Compliance Officer may
	approve	transactions which appear upon inquiry and investigation to present no reasonable
	likelihood	of harm to any client. Exceptions to this requirement: The Firm’s Chief Compliance

CODE OF ETHICS

13 DECEMBER 31, 2017

	Officer	may approve pre-clearance requests for up to a calendar week for trades in Reportable
	Securities	that are not held in a client’s account, do not fit the Firm’s investment strategies, and are
	thinly	traded such that a trade order will not likely be filled on the day of the pre-clearance.
F.	Pre-clearance of any transaction in a Managed Fund. All Access Persons and Family Members
	must	receive prior written approval from the Firm’s Chief Compliance Officer, or Executive
	Director(s),	before purchasing or selling any Managed Fund. Pre-clearance for Managed Funds is
	valid	for that trading day. This pre-clearance requirement does not cover purchases and
	redemptions/sales:	(i) into or out of money market funds or short term bond funds; (ii) effected on
	a	regular periodic basis by automated means, such as 401(k) purchases and VDP transactions, or
	(iii)	401(k) investment reallocation.
G.	Disclosure of personal holdings, and certification of compliance with the Code of Ethics. All
	Access	Persons must disclose to the Firm’s Chief Compliance Officer all personal Reportable
	Securities	holdings at commencement of employment, and annually thereafter as of December 31.
	Every	Access Person must certify on Exhibit A, Initial Report of Access Persons, or Exhibit B,
	Annual	Report of Access Persons, or through the PTA system:
	1.	They recognize that they are subject to all provisions of this Code, and have read,

understand, and will follow the Code’s requirements;

2.	They have complied with the requirements of this Code, and have reported all personal Reportable Securities, Reportable Accounts, holdings in Managed Funds, and Personal Transactions;
3.	Initial holdings report must be made within ten days of hire.
H.	Reporting Requirements. The Chief Compliance Officer of the Firm will notify each Access
	Person	that he/she is subject to these reporting requirements, will deliver a copy of this Code to
	each	Access Person prior to, or upon, their date of employment, and at any time the Code is
	amended,	and will train each Access Person on appropriate compliance matters. The Compliance
	Department	staff will train employees on usage of the PTA system for personal reporting.
	1.	Reportable Securities managed by a third-party in a discretionary advisory account are subject to the annual reporting requirements contained in this Section and are excluded from certain other provisions of the Code. (This does not exclude IPOs or private placements.)
	2.	Reports, personal trades and holdings, and other information, submitted pursuant to this Code shall be reviewed periodically by the Chief Compliance Officer, kept confidential, and when necessary, provided to the Executive Directors of the Firm, our parent company’s compliance/legal personnel, Firm counsel, regulatory authorities, or auditors upon appropriate request. The backup to the Chief Compliance Officer is responsible for reviewing and monitoring the personal securities transactions of the Chief Compliance

CODE OF ETHICS

14 DECEMBER 31, 2017

	Officer,	and for taking on the responsibilities of the Chief Compliance Officer in her absence.
3.	Every Access Person must report to the Chief Compliance Officer all Reportable Accounts
	currently	open at the time of his/her initial employment, and any new Reportable Account
	(this	includes any account belonging to Family Members) opened, including the name of
	the	bank or brokerage, the account number, and date the account was opened, and must
	disclose	the new Reportable Account with his/her quarterly transaction report. Information
	reported	on Exhibit A or in the PTA system must be current within at least 45 days of the
	date	of his/her employment.
4.	Every Access Person must report to the Chief Compliance Officer of the Firm any/all
	Reportable	Account(s) and any/all personal Securities holdings (this includes any
	account(s)	or holdings belonging to Family Members) at the time of his/her initial
	employment	with the Firm. A report must be made through the PTA system or designated
	form,	Exhibit A, Initial Report of Access Persons, with account statements attached
	containing	the following information:
	a.	Name and principal amount of the Reportable Security and ticker or cusip, number of shares, interest rate, maturity date;
	b.	Name and account number of the Reportable Account where the Reportable Security is held;
	c.	Name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit (account statements may be attached); and
	d.	The date the Access Person submits the report.
5.	Every Access Person must report to the Chief Compliance Officer of the Firm the
	information	described in Paragraph 4 of this Section with respect to transactions in any
	Reportable	Security in which such Access Person has, or by reason of such transaction
	acquires,	any direct or indirect Beneficial Ownership in the Reportable Security.
6.	Quarterly transaction reports must be made no later than thirty days after the end of the
	calendar	quarter in which the transaction was executed. Every Access Person is required to submit a report for all periods, including those periods in which no Reportable Securities transactions were executed. A report should be made through the PTA system, or designated form, Exhibit C, Quarterly Report of Access Persons, account statements may be attached to the form for reporting purposes, containing the following information:

CODE OF ETHICS

15 DECEMBER 31, 2017

	a.	The Reportable Security name and/or cusip, interest rate, maturity date, the number of shares or bonds and the principal amount of each Reportable Security transacted;
	b.	The nature of the transaction (i.e., purchase or sale);
	c.	The price at which the transaction was effected; and
	d.	The name of the broker, dealer or bank with or through whom the transaction was effected. Trade confirmations of all personal transactions and copies of periodic Reportable Account statements may be attached to Exhibit C to fulfill the reporting requirement.
	e.	The name of the broker, dealer or bank with whom the Access Person established a new Reportable Account during the period, the date the account was established.
	f.	The date of the transaction(s) and, if different, the date that the report is submitted by the Access Person.
7.	Every Access Person must report to the Chief Compliance Officer of the Firm all Political
	Contributions	(this includes contributions made by Family Members) described in
	Restrictions	for Access Persons, Section C. of this Code made during the quarter, including
	Political	Contributions made by their Family Members. A report should be made in the
	PTA	System or Exhibit E, Political Contribution Pre-clearance Form.
8.	Every Access Person should report Gifts accepted or given, and/or Business Entertainment
	as	a participant or provider, using the PTA System, or the Gift & Entertainment Report.
	Gifts	and Entertainment must be reported monthly or upon each occurrence.
9.	The Compliance Department staff and/or Chief Compliance Officer shall periodically
	review	the reports provided by the Firm’s Access Persons. Review will include personal
	transactions	and brokerage activity provided via the data feed into PTA, personal brokerage
	statements	and holdings, and Political Contributions, among other things.
I.	Conflict of Interest. Every Access Person must notify the Chief Compliance Officer of any personal conflict of interest relationship which may involve the Firm's clients, such as the existence of any economic relationship between their transactions and Reportable Securities held or to be acquired by any client’s account of the Firm. Such notification shall occur in the pre-clearance process or immediately upon becoming aware of the conflict.
J.	The Chief Compliance Officer must implement and enforce this Code, maintain copies of the Code, keep records of Code violations, and maintain records of Access Persons’ reports as required by the Code.

CODE OF ETHICS

16 DECEMBER 31, 2017

K.	A member of the Compliance Department is named as the backup Compliance Officer in the absence of the Chief Compliance Officer; other compliance personnel may be designated to perform certain functions of the CCO in her absence. The backup compliance officer may perform all duties of the CCO in her absence, as defined in the Code, and must report to the CCO any disclosed conflicts or violations that may have occurred in her absence.

THE CHIEF COMPLIANCE OFFICER’S AUTHORITY AND DUTIES

The Firm’s Chief Compliance Officer has a fiduciary duty to the Firm’s clients and to BHMS, and is responsible for enforcing and monitoring this Code. The CCO is authorized to grant reasonable exceptions to the prohibitions and provisions of this Code, as permitted by law, and when such exceptions conflict with a client’s interests.

REPORTING OF VIOLATIONS

A.	Any Access Person of the Firm who becomes aware of a violation of (i) this Code of Ethics, (ii) the Firm’s Compliance Policies & Procedures, (iii) the Governing Policies, (iv) the IT Security Policies & Procedures, (v) the OMAM Affiliate Level Risk Policies, or (vi) other internal policies or procedures, must promptly report such violation to the Firm’s Chief Compliance Officer, or an Executive Director. This reporting requirement includes self-reporting when an employee discovers he/she has violated an internal policy, or reporting other violations of the Firm’s internal policies.
B.	The Firm’s Chief Compliance Officer must report to the Executive Directors or Board of Managers all material violations of this Code, the Compliance Policies & Procedures, the Governing Policies, or other internal controls. Material violations may be reported to the Chief Compliance Officer of any Managed Fund client, as required.
C.	The Executive Directors and Chief Compliance Officer will consider reports made to the Board and determine what sanctions, if any, should be imposed.

REPORTING TO THE BOARD OF MANAGERS

The Firm’s Chief Compliance Officer will prepare an annual report relating to this Code to the board of Managed Funds, upon their request. Such annual report will:

A.	Summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;
B.	Identify any violations requiring significant remedial action during the past year; and

CODE OF ETHICS

17 DECEMBER 31, 2017

C.	Identify any recommended changes in the existing restrictions or procedures based upon the Firm's experience under its Code, evolving industry practices or developments in applicable laws or regulations.

SANCTIONS

A.	Upon discovering a violation of this Code by an Access Person or Family Member, the Chief
	Compliance	Officer and/or Executive Directors may impose such sanctions as they deem
	appropriate,	including, among other things:
	1.	Disgorgement: The Firm generally requires that profits realized on transactions made in violation of the Code’s prohibitions be disgorged. A charity shall be selected by the Firm to receive any disgorged or relinquished amounts.
	2.	Extended Holding Period: Purchases made during the black-out period may be prohibited from selling the security for six months.
	3.	Unwinding the transaction: Purchases or sales made during the black-out period may be required to be reversed and any profit may be disgorged.
B.	The Pay-to-Play Rule imposes a two-year ban on an adviser’s ability to receive compensation for
	advisory	services if the Firm or certain of its Covered Associates makes certain Political
	Contributions	to a State or Local Official over the de minimus amount.
C.	For sanctions imposed, a memo of correction, suspension, or termination of employment will be
	retained	according to the Code of Ethics records retention requirement. This includes violations
	committed	by a Family Member.

RETENTION OF RECORDS

A.	Code of Ethics Records. This Code (and prior versions in effect during the past seven years), a copy of the reports made by each Access Person, each memorandum made by the Firm’s Chief Compliance Officer, and a record of any violation and any action taken as a result of such violation, must be maintained by the Firm for a minimum of seven years.
B.	Political Contribution Records. A list of: (i) all Access Persons, (ii) all government entities to which the Firm provides or has provided investment advisory services or which are or were investors in any covered investment pool to which the Firm has provided services in the past five years, (iii) all direct or indirect Political Contributions made by any Access Person to an official of a Government Entity, or direct or indirect payments to a political party of a state or political subdivision thereof, or to a PAC, and (iv) the name and business address of each regulated Person to whom the Firm provides or agrees to provide, directly or indirectly, payment to Solicit a

CODE OF ETHICS

18 DECEMBER 31, 2017

Government Entity for Investment Advisory Services on its behalf. Records relating to the Political Contributions must be listed in chronological order and must indicate: (i) the name and title of each contributor, (ii) the name and title of each recipient of a Political Contribution, (iii) the amount and date of each Political Contribution, and (iv) whether any such Political Contribution was the subject of the exception for returned Political Contributions.

CODE OF ETHICS

19 DECEMBER 31, 2017

Exhibit A

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

CODE OF ETHICS

INITIAL REPORT OF ACCESS PERSONS

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, LLC (“BHMS”), I certify:

1. I acknowledge receipt of the Code of Ethics for BHMS.

     2. I recognize that I am subject to BHMS’s Code as an Access Person and have read, understood, and will follow the Code.

     3. Except as noted below, I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and Securities held or to be acquired by BHMS or any of its portfolios.

4	.	As of the date below I and/or a Family Member had a direct or indirect ownership in the following Reportable Securities (brokerage or financial statements may be attached):

TYPE OF
INTEREST
		SECURITY NAME/TYPE/TICKER/CUSIP	NUMBER OF	PRINCIPAL	(DIRECT OR
		INTEREST RATE & MATURITY DATE	SHARES	VALUE	INDIRECT)

Exhibit A

5. I and/or a Family Member have the following Reportable Accounts open and have directed the bank or brokerage to send duplicate confirmations and statements to BHMS:

TYPE OF INTEREST
NAME OF FIRM	(DIRECT OR INDIRECT)

6.	I and/or a Family Member have made the following Political Contributions in the previous 2 years:

TYPE OF
POLITICAL
	DATE OF	ACTIVITY/
NAME OF CANDIDATE	CONTRIBUTION	CONTRIBUTION

Date:

     Signature: Print Name: Title:

Employer: BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Date:

Signature:

Firm’s Chief Compliance Officer

Exhibit B

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

CODE OF ETHICS

ANNUAL REPORT OF ACCESS PERSONS

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, LLC, (“BHMS”), I certify:

     1. That I am subject to the Code as an Access Person, I have read, understood, and agree to follow the Code.

     2. During the year ended December 31, 20___, I have complied with the reporting requirements of the Code regarding personal transactions that I, and/or a Family Member, have executed.

     3. I have not disclosed confidential information of the Firm to any Persons outside, or inside, BHMS or OMAM, except where it was required for the execution of the Firm’s business.

     4. Except as noted below, I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and securities held or to be acquired by BHMS or any of its portfolios.

5	.	During the year I have abided by the requirements of BHMS’ Code of Ethics.

6	.	As of December 31, 20___, I and/or a Family Member had a direct or indirect Beneficial
Ownership in the following Reportable Securities:

TYPE OF
INTEREST
		SECURITY NAME/TYPE/TICKER/CUSIP	NUMBER OF	PRINCIPAL	(DIRECT OR
		INTEREST RATE & MATURITY DATE	SHARES	VALUE	INDIRECT)

Exhibit B

7. I and/or a Family Member have the following Reportable Accounts open and I have directed the bank or brokerage firm to send duplicate confirmations and statements to BHMS:

TYPE OF INTEREST
NAME OF FIRM	(DIRECT OR INDIRECT)

Date:

     Signature: Print Name: Title:

Employer: BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Date:

Signature:

Firm’s Chief Compliance Officer

Exhibit C

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC
QUARTERLY REPORT OF ACCESS PERSONS
TRANSACTIONS REPORT
For the Calendar Quarter Ended:

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, LLC:
1 .	During the quarter identified above, the following transactions were made in Reportable
Securities and are required to be reported under the BHMS Code of Ethics:
NATURE OF
	DATE OF	NUMBER	DOLLAR			BROKER/
TRANSACTION
SECURITY NAME/TYPE/TICKER/CUSIP	TRANS-	OF	AMOUNT OF	(Purchase, Sale,		DEALER OR
INTEREST RATE & MATURITY DATE	ACTION	SHARES	TRANSACTION	Other)	PRICE	BANK NAME

2	.	During the quarter identified above, the following Reportable Accounts were opened with direct or indirect beneficial ownership, and are required to be reported under the Code.

TYPE OF INTEREST
		NAME OF FIRM	(DIRECT OR INDIRECT)	DATE ACCOUNT OPENED

Exhibit C

3	.	During the quarter identified above, the following Political Contributions were made, and are required to be reported under the Code.

TYPE OF POLITICAL
			DATE OF	ACTIVITY/
		NAME OF CANDIDATE	CONTRIBUTION	CONTRIBUTION

     4. Except as noted below, I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or any of its portfolios.

5. During the quarter I have abided by the requirements of BHMS’ Code of Ethics

Date:

Signature:

Print Name:

Title:

Employer: BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Date:

Signature:

Firm’s Chief Compliance Officer

Exhibit D

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

ACCESS PERSONS

PERSONAL REPORTABLE SECURITIES TRANSACTION PRE-CLEARANCE FORM

(See Code of Ethics, Restrictions for Access Persons, Section D)

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, LLC:

Pre-clearance is requested for the following proposed transactions:

BROKER
/DEALER
NATURE
		DOLLAR			OR BANK
			OF	PRICE
	NUMBER	AMOUNT			THROUGH	AUTHORIZED
			TRANSACTION	(or
SECURITY NAME/TYPE/TICKER/CUSIP	OF	OF	(Purchase, Sale,	Proposed	WHOM
INTEREST RATE & MATURITY DATE	SHARES	TRANSACTION	Other)	Price)	EFFECTED	YES	NO

Date:

Signature:

Print Name:

Title:

Employer: BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Date:

Signature:

Firm’s Chief Compliance Officer

Exhibit E

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC
ACCESS PERSONS
PERSONAL POLITICAL CONTRIBUTION PRE-CLEARANCE FORM
(See Code of Ethics, Restrictions for Access Persons, Section C.2)

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, LLC:
Pre-clearance is requested for the following proposed Political Contribution(s):
IS COVERED
PERSON
			WHAT OFFICE IS	ELIGIBLE TO	AUTHORIZED
		STATE AND COUNTY	CANDIDATE	VOTE FOR
NAME OF CANDIDATE	AMOUNT	OF ELECTION	SEEKING?	CANDIDATE?	YES	NO

Date:

Signature:

Print Name:

Title:

Employer: BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Date:

Signature:

Firm’s Chief Compliance Officer

Exhibit F

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

LIST OF REPORTABLE FUNDS

COMPLIANCE PROCEDURES, Section H. Reporting Requirements

U.S. Registered Funds – 33

AIG VALIC I Broad Cap Value Income Fund

American Beacon Balanced Fund

American Beacon Diversified Fund

American Beacon Large Cap Value Fund

American Beacon Mid Cap Value Fund

American Beacon Small Cap Value Fund

Bridge Builder Large Cap Value Fund

GuideStone International Equity Fund

GuideStone Value Equity Fund

John Hancock Value Equity Fund

MassMutual Select Fundamental Value Fund

MassMutual Select Large Cap Value Fund

MassMutual Select Small Cap Value Equity Fund

MML Income & Growth Fund

Principal LargeCap Value III Fund

Principal MidCap Value Fund III

Principal Overseas Fund

RIC (Russell) U.S. Core Equity Fund

RIC (Russell) U.S. Strategic Equity Fund

SEI Institutional Investments Trust World Equity

Ex-U.S. Fund

Timothy Plan Defensive Strategies Fund

Timothy Plan Fixed Income Fund

Timothy Plan High Yield Bond Fund

Touchstone International Value Fund

Touchstone Value Fund

Transamerica Barrow Hanley Dividend Focused VP

Fund

Transamerica Dividend Focused Fund

USAA Growth & Income Fund

USAA Value Fund

Vanguard Variable Insurance Fund –

Diversified Value Portfolio

Vanguard Selected Value Fund

Vanguard Windsor II Fund

Wilshire Large Company Value Fund

Non-U.S. Registered Funds – 16

Australia

BNP Paribas Global Equity Trust

Perpetual Investment Management Limited

Canada

AGF Harmony Overseas Equity Pool

Integra U.S. Value Growth Fund

Jov Prosperity U.S. Equity Fund

Leith Wheeler Emerging Markets Equity Fund

MD American Value Fund

MD Equity Fund

MD U.S. Equity Pool

Cayman Islands

AXA Offshore Aggressive Multimanager Fund

AXA Offshore Conservative Multimanager Fund

AXA Offshore Moderate Multimanager Fund

Ireland

Barclays Bank PLC GlobalAccess U.S. Value Fund

Old Mutual Value Global Equity Fund

RIC II plc Russell Investments Emerging Markets

Extended Opportunities Fund

United Kingdom

Foreign & Colonial Investment Trust plc